UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders (the “Meeting”) on June 12, 2024 in Lindon, Utah. Of the 47,098,732 total shares of common stock of the Company that were issued and outstanding on April 15, 2024, the record date for the Meeting, 32,123,588 shares, constituting approximately 68% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The stockholders elected five directors to the Company’s board of directors for the ensuing year and until their successors are elected and qualified. The votes regarding this proposal were as follows:

Nominee	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Brenton W. Hatch	24,545,785	1,008,330	11,009	6,659,473
Ryan W. Oviatt	25,023,270	530,660	11,195	6,659,473
Daren J. Shaw	25,081,359	472,571	11,195	6,659,473
Ronald R. Spoehel	25,126,451	427,479	11,195	6,659,473
Colleen Larkin Bell	22,943,965	2,610,035	11,125	6,659,473

2. The stockholders voted to approve executive compensation on an advisory (non-binding) basis.

Approve Executive Compensation	APPROVE	AGAINST	ABSTAIN	BROKER NON-VOTES
	24,198,205	145,388	1,232,532	6,659,473

3. The stockholders ratified the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the 2024 fiscal year. The votes regarding this proposal were as follows:

Auditor	FOR	AGAINST	ABSTAIN
Sadler, Gibb & Associates	32,028,588	79,285	15,715

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL) document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROFIRE ENERGY, INC.
Date:	By:	/s/ Ryan W. Oviatt
June 14, 2024		Ryan Oviatt
Co-Chief Executive Officer & President

	By:	/s/ Cameron M. Tidball
Cameron M. Tidball
Co-Chief Executive Officer & President